Amended and Restated Bylaws

of

Universal Power Group, Inc.

Adopted

By The

Board of Directors

on

October 25, 2006

Amended and Restated Bylaws

of

Universal Power Group, Inc.

Article 1.
General

     1.1. General Offices. Unless otherwise determined by resolution of the Board of Directors, the principal office of the Corporation shall be located in the City of Carrollton, County of Dallas, State of Texas. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

     1.2. Registered Office. The Corporation shall have and continuously maintain in the State of Texas a registered office which may be, but need not be, the same as the principal office in the State of Texas. The address of the registered office may be changed from time to time by the Board of Directors. The present registered office of the Corporation is 1720 Hayden Drive, Carrollton, Texas 75006.

     1.3. Registered Agent. The Corporation shall have and continuously maintain in the State of Texas a registered agent, which agent may be either an individual resident of the State of Texas whose business office is identical with the Corporation's registered office, or a domestic corporation, or a foreign corporation authorized to transact business in the State of Texas which has a business office identical with the Corporation's registered office. The registered agent may be changed from time to time by the Board of Directors. The present registered agent of the Corporation is Julie Sansom-Reese.

Article 2.
Shareholders

     2.1. Annual Shareholders' Meetings. An annual meeting of Shareholders shall be held every twelve (12) months for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting. The annual meeting shall be held within six (6) months following the end of the Corporation's fiscal year on a day and hour to be selected by the President or the Board of Directors and stated in the notice of the meeting; provided that the annual meeting shall not be held on a date declared a legal holiday by the State of Texas. If the election of Directors shall not be held on the day selected for the annual meeting of Shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held thereafter at a special meeting of the Shareholders as soon as such special meeting may conveniently be held.

     2.2. Special Meeting. Unless otherwise prescribed by statute, special meetings of the Shareholders may be called for any purpose or purposes. Special meetings may be called by the President, the Board of Directors, such other person or persons as may be authorized in the Certificate of Formation or these Bylaws, or, unless otherwise provided by the Certificate of Formation, by the holders of at least thirty-three and one-third percent ( 33 & 1/3%) of all the shares entitled to vote at the proposed special meeting. The record date for determining Shareholders entitled to call a special meeting is the date the first Shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice required by Section 2.4. may be conducted at a special meeting of the Shareholders.

     2.3. Place of Meeting. The Board of Directors or the President may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting of Shareholders. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Texas.

2.4. Notice of Meeting.

     a. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

b. Any notice required to be given to any Shareholder of the Corporation by law or by the Certificate of Formation or these Bylaws need not be given if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to the Shareholder, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any certificate or document filed with the Secretary of State, that certificate or that document may state that notice was duly given to all persons to whom notice was required to be given. If the Shareholder delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to the Shareholder shall be reinstated.

2.5. Registered Holders of Shares, Closing of Share Transfer Records and Record Date

     a. Unless otherwise provided by law and subject to the provisions of Chapter 8, "Investment Securities", of the Texas Business & Commerce Code, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to these Bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive rights with respect to those shares, entering into agreements with respect to those shares as permitted by law, or giving proxies with respect to those shares, and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

     b. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend from the Corporation, or in order to make a determination of Shareholders for any other proper purpose (other than determining Shareholders entitled to consent to action by Shareholders proposed to be taken without a meeting of Shareholders), the Board of Directors of the Corporation may fix in advance a date as the record date for such determination of Shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of Shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     c. Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by Shareholders is proposed to be taken by consent in writing without a meeting of Shareholders, the Board of Directors may fix a record date for the purpose of determining Shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of Shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

2.6.      Voting Lists.

     a. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

     b. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

     c. An officer or agent having charge of the share transfer records who shall fail to prepare the list of Shareholders or keep the same on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this Section, shall be liable to any Shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of Shareholders sufficiently in advance of the date of such meeting reasonably to enable him or her to comply with the duties prescribed by this Section, the Corporation, but not such officer or agent, shall be liable to any Shareholder suffering damage on account of such failure, to the extent of such damage.

2.7.	Quorum of and Voting by Shareholders.

	a.	Unless the Certificate of Formation provides otherwise,

(1) With respect to any matter, a quorum shall be present at a meeting of Shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(2) Once a quorum is present at a meeting of Shareholders, the Shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Shareholder or the refusal of any Shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

(3) The Shareholders represented in person or by proxy at a meeting of Shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

	b.	Unless otherwise provided in the Certificate of Formation,

(1) With respect to any matter, other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the affirmative vote of a majority of the shares entitled to vote on that matter and held by Shareholders represented in person or by proxy at a meeting of Shareholders at which a quorum is present shall be the act of the Shareholders.

(2) With respect to the election of Directors, Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of Shareholders at which a quorum is present.

2.8.	Voting of Shares.

     a. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of a meeting of Shareholders, except to the extent that the Certificate of Formation provides for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series, and except as otherwise provided by law.

     b. Treasury shares, shares of this Corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     c. Any Shareholder may vote either in person or by proxy executed in writing by the Shareholder. A telegram, telex, cablegram or similar transmission by the Shareholder,

or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Shareholder, shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of:

(1)	A pledgee;

(2)	A person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares;

(3)	A creditor of the Corporation who extended it credit under terms requiring the appointment;

(4)	An employee of the Corporation whose employment contract requires the appointment; or

(5)	A party to a voting agreement created under ss.6.252 of the Texas Business Organizations Code ("TBOC").

     An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, if notation of the irrevocable proxy is contained in the notice sent pursuant to law with respect to the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy or, in the case of uncertificated shares, unless notation of the irrevocable proxy is contained in the notice sent pursuant to law with respect to the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

     d. Any number of Shareholders of the Corporation may enter into a written voting trust agreement for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent shares of the Corporation. The shares that are to be subject to the agreement shall be transferred to the trustee or trustees for purposes of the agreement, and a counterpart of the agreement shall be deposited with the Corporation at its principal place of business or registered office. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a Shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

      e. Any number of Shareholders of the Corporation, or any number of Shareholders of the Corporation and the Corporation itself, may enter into a written voting agreement for the purpose of providing that their shares of the Corporation shall be voted in the manner prescribed in the agreement. A counterpart of the agreement shall be deposited with the Corporation at its principal place of business or registered office and shall be subject to the same right of examination by a Shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation. The agreement if noted conspicuously on the certificate represented by the shares that are subject to the agreement or, in the case of uncertificated shares, if notation of the agreement is contained in the notice sent pursuant to law with respect to the shares that are subject to the agreement, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the agreement or, in the case of uncertificated shares, unless notation of the agreement is contained in the notice sent pursuant to law with respect to the shares that are subject to the agreement, the agreement, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the agreement at the time of the transfer or against any subsequent transferee (whether or not for value), but the agreement shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the agreement. A voting agreement entered into pursuant to this Paragraph e. is not subject to the provisions of Paragraph d. of this Section 2.8.

     f. At each election for Directors every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the Shareholder for as many persons as there are Directors to be elected and for whose election the Shareholder has a right to vote. (For cumulative voting see Section 2.13. below.)

     g. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may authorize or, in the absence of such authorization, as the Board of Directors of such corporation may determine; provided, however, that when any foreign corporation without a permit to do business in this State lawfully owns or may lawfully own or acquire stock in the Corporation, it shall not be unlawful for such foreign corporation to vote said stock and participate in the management and control of the business and affairs of the Corporation, as other Shareholders, subject to all laws, rules and regulations governing Texas corporations and especially subject to the provisions of the antitrust laws of the State of Texas.

     h. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by that trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name as trustee.

     i. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     j. A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

     2.9. Method of Voting. Voting on any question or in any election may be by voice or show of hands unless the presiding officer shall order, or any Shareholder shall demand, that voting be by written ballot.

     2.10. Rules of Procedure. To the extent applicable, the most recent edition of Robert's Rules of Order in effect at the time of the Shareholders' meeting may govern the conduct and procedure at all Shareholders' meetings.

     2.11. Action by Written Consent.

     a. Any action required by law to be taken or which may be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

     b. A telegram, telex, cablegram or similar transmission by a Shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Shareholder, shall be regarded as signed by the Shareholder for purposes of this Section.

     c. If any action by Shareholders is taken by written consent, any certificate or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by the TBOC concerning any vote of Shareholders, that written consent has been given in accordance with this Section and the provisions of ss.6.201-6.205 of the TBOC and that any written notice required by this Section and ss.6.201-6.205 of the TBOC has been given.

     2.12. Cumulative Voting. Cumulative voting is expressly prohibited by the Certificate of Formation.

     2.13. Preemptive Rights. No holder of any stock of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the Corporation authorized by the Certificate of Formation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the Corporation, but any stock authorized by the Certificate of Formation or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the Shareholder then of record or to any class of Shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of the Certificate of Formation.

Article 3.
Directors

     3.1. Management. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation. Directors need not be residents of Texas or Shareholders of the Corporation in order to qualify as a Director, unless the Certificate of Formation so requires.

     3.2. Number. The number of Directors of the Corporation shall consist of fromthree to eleven members as determined by the Board of Directors and as shall be elected by the Shareholders from time to time. The initial number of Directors as provided by these Bylaws shall be three and the number of Directors may be increased or decreased from time to time by amendment to this section of the Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     3.3. Election. At the first annual meeting of Shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of Directors shall elect Directors to hold office until the next succeeding annual meeting.

     3.4. Term of Office. Unless removed in accordance with these Bylaws, each Director shall hold office for the term for which the Director is elected and until the Director's successor shall have been elected and qualified.

     3.5. Removal. Any Director may be removed from office either with or without cause at any special meeting of the Shareholders by the affirmative vote of a majority of the Shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director or Directors and at which a quorum is present if notice of intention to act upon the question of removing such Director shall have been stated as one of the purposes for the calling of such meeting and such meeting shall have been called in accordance with these Bylaws.

3.6.	Vacancies.

a. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     b. A Directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders.

     c. Notwithstanding Subsections a. and b. of this Section, whenever the holders of any class or series of shares are entitled to elect one or more Directors by the provisions of the Certificate of Formation, any vacancies in such Directorships and any newly created Directorships of such class or series to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series then in office or by a sole remaining Director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such Directorships shall not in any case be filled by the vote of the remaining Directors or the holders of the outstanding shares as a whole unless otherwise provided in the Certificate of Formation.

     3.7. Quorum. A majority of the number of Directors (then serving) shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     3.8. Annual Directors' Meetings. Immediately after the annual meeting of the Shareholders and at the place such meeting of the Shareholders has been held, the Board of Directors shall meet each year for the purpose of election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     3.9. Regular Meetings. The Board of Directors may provide by resolution the time and place, either within or without the State of Texas, for the holding of regular meetings without other notice than such resolution.

     3.10. Special Meetings. Special meetings of the Board of Directors shall be called by the Chairman at the Chairman's own request or at the request of any two members of the Board of Directors and shall be held upon notice by letter, email, telegram, cable, or radiogram, delivered for transmission not later than 24 hours immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than 24 hours immediately preceding the day for the meeting. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

     3.11. No Statement of Purpose of Meeting Required. Neither the business proposed to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.13. Attendance and Presumption of Assent. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless that Director's dissent shall be entered in the minutes of the meeting or unless that Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     3.14. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one (1) or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation to the extent provided in such resolution, except where action of the Board of Directors is specified by the TBOC or other applicable law, but the designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it, him or her by law. No member of a committee shall continue to be a member of it after that member ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of a committee, to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence. A committee shall keep regular minutes of its proceedings and report the same to the Board when required by the Board.

     3.15. Waiver by Unanimous Consent in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all the members of the Board of Directors then serving, or any committee of the Board of Directors, as the case may be, and then delivered to the Secretary of the Corporation for inclusion in the Minute Book of the Corporation. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

     3.16. Telephone Meetings. Subject to the provisions required or permitted by the TBOC for Notice of Meetings, unless otherwise restricted by the Certificate of Formation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.17. Chairman. At the first meeting of each newly elected Board of Directors, they shall by majority vote, select one of their number to be Chairman of the Board of Directors who shall preside at all Directors' and Shareholders' meetings. A Chairman of the Board so elected shall hold such office for the term for which he is elected a Director and until his successor shall have been elected and qualified. If no Chairman of the Board of Directors is so elected, the President shall so act.

     3.18. Interested Directors/Officers or Shareholders. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the director or directors at the meeting of the Board of Directors of the Corporation that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the facts of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization of ratification. This Article shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.

Article 4.
Officers

     4.1. Number. The officers of the Corporation shall be a Chief Executive Officer, President, Chief Operating Officer, Executive Vice-President, a Chief Financial Officer, one or more Vice Presidents (the number and title thereof to be determined in the discretion of the Board of Directors), a Treasurer, and a Secretary and such Assistant Treasurers and Secretaries or other officers as may be elected by the Board of Directors. Any two (2) or more offices may be held by the same person, except President and Secretary and Secretary and Treasurer shall not be the same person. No officer need be a Shareholder, a Director, or a resident of Texas.

     4.2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting or as soon thereafter as conveniently possible. New or vacated offices may be filled at any meeting of the Board of Directors. The subordinate officers and agents not elected or appointed by the Board of Directors shall be appointed by the President or any other principal officer to whom the President shall delegate the authority. Each officer shall hold office until that officer's successor shall have been fully elected and shall have qualified or until that officer's death or until that officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term as herein provided.

     4.5. Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     4.6. Chief Executive Officer. The Chief Executive Officer (“CEO”) shall be the principal executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation and may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed Unless the Board of Directors elects a Chairman, the CEO shall preside at all meetings of the Shareholders and of the Board of Directors. The CEO shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all duties incident to the office of CEO and such other duties as may be prescribed by the Board of Directors from time to time.

     4.7 President. Subject to the authority of the CEO, the President shall also have general and active management of the business and affairs of the Corporation. The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     4.8. Chief Operating Officer. The Chief Operating Officer (“COO”) of the Corporation shall have charge of the daily business operations of the Corporation. He shall carry out the duties assigned to him as prescribed from time to time by the Board of Directors. In the absence or disability of the CEO and the President, he shall perform the duties of CEO on a temporary basis until the Board of Directors acts to replace the CEO and/or President.

     4.9. Executive Vice-President. Subject to the authority of the COO, the Executive Vice-President shall also have charge of the daily business operations of the Corporation. He shall carry out the duties assigned to him as prescribed from time to time by the Board of Directors. In the absence or disability of the CEO, President and COO, he shall perform the duties of CEO on a temporary basis until the Board of Directors acts to replace the CEO, President and/or COO.

     4.10. Chief Financial Officer. The Chief Financial Officer (“CFO”) of the Corporation shall be the principal accounting and financial officer of the Corporation and shall have charge and custody and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; render to the CEO and the Board of Directors, whenever the same shall be required, an account of all transactions as CFO and of the financial condition of the Corporation; if required so to do by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of the CFO's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the CFO's possession or under his or her control belonging to the Corporation; and in general perform all of the duties incident to the office of CFO and such other duties as from time to time may be assigned by the CEO or by the Board of Directors.

     4.11. Vice President. The Vice President shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

     4.12. Secretary. The Secretary shall keep the minutes of the Shareholders' and Board of Directors' meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; sign with the President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

     4.13. Treasurer. Subject to the authority of the CFO, the Treasurer also shall have charge and custody and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; render to the CEO and the Board of Directors, whenever the same shall be required, an account of all transactions as Treasurer and of the financial condition of the Corporation; if required so to do by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under his or her control belonging to the Corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the CEO or by the Board of Directors.

     4.14. Assistant Treasurer and Assistant Secretary. The Assistant Treasurer, if there shall be such an officer, shall (if required by the Board of Directors) give bond for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine and may, as authorized by the Board of Directors, sign with the CEO certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurer and Assistant Secretary, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the CEO or the Board of Directors.

     4.15. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a Director of the Corporation.

Article 5.
Contracts, Loans, Checks And Deposits

     5.1. Authority For Execution of Instruments. Except as otherwise provided in these Bylaws or the TBOC, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and that authority may be general or confined to specific instances, and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     5.2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any officer designated by the Board may select.

     5.3. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.4. Checks, Drafts, Etc.. All checks, drafts, notes, bonds, bills of exchange, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Article 6.
Shares and Their Transfer

     6.1. Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

     6.2. Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration, not less than par value, and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. When such consideration shall have been paid to the Corporation or to a corporation of which all of the outstanding shares of each class are owned by the Corporation, the shares shall be deemed to have been issued and the subscriber or Shareholder entitled to receive such issue shall be a Shareholder with respect to such shares, and the shares shall be considered fully paid and non-assessable.

     6.3. Payment. The consideration paid for the issuance of shares of the Corporation shall consist of money actually paid, labor or services actually performed, or property, both tangible and intangible, actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors or the Shareholders, as the case may be, as to the value of the consideration received for shares shall be conclusive.

     6.4. Certificates for Shares. The Corporation shall deliver certificates representing shares to which Shareholders are entitled, or the shares of the Corporation may be uncertificated shares. Unless otherwise provided by the Certificate of Formation, the Board of Directors of the Corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each certificate representing shares shall be signed by the President or a Vice President and either the Secretary or Assistant Secretary or such officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. Each certificate shall state upon the face thereof that the Corporation is organized under the laws of the State of Texas; the name of the person to whom it is issued; the number, series and class of shares and the designation, preferences, limitations and relative rights of each class or series which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value; and such other matters as may be required by law. The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing this same information. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

     6.5. Facsimile Signatures. The signatures of the President or Vice President, Secretary or Assistant Secretary or such officer or officers as these Bylaws or the Board of Directors of the Corporation shall prescribe upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

     6.6. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     6.7. Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

    6.8. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In the case of an uncertificated share, transfer shall be effected by written instruction from the registered owner or registered pledgee of such share, directed to the Corporation in accordance with the provisions of Article 8.305 of the Texas Business and Commerce Code, as amended. When shares are registered on the books of the Corporation in the names of two (2) or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in the shares, the Corporation may record on its books and otherwise effect the transfer of those shares to any person, firm, or corporation (including that surviving joint owner individually) as if the surviving joint owner or owners were the absolute owners of the shares. A corporation permitting such a transfer by such a surviving joint owner or owners before the receipt of written notice from other parties claiming an interest in those shares is discharged from all liability for the transfer so made; provided, however, that the discharge of the Corporation from liability and the transfer of full legal and equitable title of the shares in no way affects, reduces, or limits any cause of action existing in favor of any owner of an interest in those shares against the surviving owner or owners.

     6.9. Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must, with respect to certificated shares, be noted conspicuously at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing the shares to which the restriction applies. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business. Restrictions on the transfer of uncertificated shares shall be contained in the initial transaction statement.

6.10.	Classes and Series of Shares.

     a. The Corporation may issue the number of shares stated in the Certificate of Formation. If the Certificate of Formation so provides, such shares may be divided into one or more classes or series of shares, or both, any of which classes or series may be with par value or without par value and with full, limited, or no voting rights, and with such other preferences, limitations, relative rights, privileges, and restrictions as are stated or authorized in the Certificate of Formation. All shares of any one class shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

     b. If the Corporation is authorized to issue shares of more than one class, the certificate shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations, and/or relative rights of the shares of each class authorized to be issued. If the Corporation is authorized to issue any preferred or special class in series, the statement must set forth the variations among the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of any subsequent series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish this information to any Shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.

Article 7.
Dividends and Reserves

     7.1. Declaration and Payment. Subject to provisions of the TBOC and the Certificate of Formation (if any), dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors; provided that a distribution may not be made by the Corporation if after giving effect to the distribution, the Corporation would be insolvent, or the distribution exceeds the surplus of the Corporation.

7.2.	Registered Owner(s) of Shares.

     a. Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors, or assigns, and that have been held in suspense by the Corporation or that were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee, or custodian to the holder of the shares as of the record date (determined as provided in Section 2.5.b. of these Bylaws), or to his heirs, successors, or assigns.

     b. When shares are registered on the books of the Corporation in the name of two (2) or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the Corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in any distributions thereon, the Corporation may pay any distributions made in respect of those shares as if the surviving joint owner or owners were the absolute owners of the shares. A corporation making any distribution to such a surviving joint owner or owners before the receipt of written notice from other parties claiming an interest in those distributions is discharged from all liability for the payment so made; provided, however, that the discharge of the Corporation from liability in no way affects, reduces, or limits any cause of action existing in favor of any owner of an interest in those distributions against the surviving owner or owners.

     7.3. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Article 8.
Indemnification of Directors,
Officers And Employees

8.1.	Definitions. In this Article:

     a. "Indemnitee" means (i) any present or former Director, or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

     b. "Official Capacity" means (i) with respect to a Director, the office of the Director in the Corporation or the exercise of authority by or on behalf of the Director under the TBOC or the governing documents of the Corporation; and (ii) with respect to a person other than a Director, the elective or appointive office, if any, in the Corporation held by the person or the relationship undertaken by the person on behalf of the Corporation.

     c. "Proceeding" means (i) a threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, (ii) any appeal in such an action or proceeding, and (iii) any inquiry or investigation that could lead to such an action or proceeding.

     8.2. Indemnification. The Corporation shall indemnify every Indemnitee against all judgments and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding to which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1.a., if it is determined in accordance with Section 8.4. that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event a determination is made that a person is entitled to indemnification pursuant to this Section 8.2. in connection with a Proceeding in which the Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, such indemnification shall be limited to the reasonable expenses (including court costs and attorney's fees) actually incurred by the Indemnitee in connection with the Proceeding. No indemnification shall be made under this Section 8.2. in respect of any judgment, penalty, fine or amount paid in settlement in connection with any Proceeding in which such Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     8.3. Successful Defense. Without limitation of Section 8.2. and in addition to the indemnification provided for in Section 8.2., the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which (i) he is a witness or other participant because he served in any of the capacities referred to in Section 8.1.b., at a time when he is not a named defendant or respondent in the Proceeding, or (ii) he is a named defendant or respondent because he served in any of the capacities referred to in Section 8.1.b., if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

     8.4. Determinations. Any indemnification under Section 8.2. (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. The Corporation shall take all steps necessary to make such determination on its own initiative or upon the request of an Indemnitee. Such determination shall be made (a) by the Board of Directors by a majority vote of Directors who, at the time of such vote, are disinterested and independent, regardless of whether the Directors who are disinterested and independent constitute a quorum; (b) by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designation only Directors who are disinterested and independent may participate), such committee to consist solely of one or more Directors who, at the time of the committee vote, are disinterested and independent, regardless of whether the Directors who are disinterested and independent constitute a quorum; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4. or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are not disinterested and independent may participate); (d) by the shareholders in a vote that excludes the shares held by Directors that are not disinterested and independent; or (e) unanimous vote of Directors. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 8.4. that the Director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

     8.5. Advancement of Expenses. Reasonable expenses (including court costs and attorney's fees) incurred by an Indemnitee who was, is or is threatened to be made a respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding and without the determination specified in Section 8.4. after the Corporation receives (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if the final determination is that he has not met that standard or that indemnification is prohibited by Section 8.2. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by a person who is not a Director, including an officer, employee or agent.

     8.6. Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     8.7. Other Indemnification and Insurance. The indemnification provided by this Article shall not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Certificate of Formation, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance or other arrangement, consistent with law, purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the Shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation (1) create a trust fund; (2) establish any form of self-insurance, including a contract to indemnify; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether Directors participating in the approval are beneficiaries of the insurance or arrangement. The indemnification provided by this Article shall continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     8.8. Notice. Any indemnification or advance of expenses to a present or former Director of the Corporation in accordance with this Article shall be reported in writing to the Shareholders of the Corporation with or before the notice or waiver of notice of the next Shareholders' meeting or with or before the next submission to Shareholders of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

     8.9. Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Title 1, Chapter 8 of the TBOC, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

     8.10. Continuing Offer, Reliance, Etc. The provisions of this Article (i) are for the benefit of, and may be enforced by, each Director and officer of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Director or officer and (ii) constitute a continuing offer to all present and future Directors and officers of the Corporation. The Corporation, by its adoption of these Bylaws, (i) acknowledges and agrees that each present and future Director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article in accepting and serving in any of the capacities referred to in Section 8.1.a. of this Article, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such Directors and officers and (iii) acknowledges and agrees that no present or future Director or officer of the Corporation shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

     8.11. Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Director or officer, under and in accordance with the provisions of this Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Article 9.
Miscellaneous

     9.1.   Limitation of Liability. No director shall be liable,

          a. To the Corporation in connection with the director's vote for or assent to a distribution by the Corporation if,

          (1) On any date after the date of the vote or assent authorizing the distribution, a distribution would have been permitted by ss.21.301-21.303, 21.308 of the TBOC; or

          (2) In voting for or assenting to the distribution, the Director

     (a) Relied in good faith and with ordinary care upon the statements, valuations, or information referred to in ss.21.314 of the TBOC, upon other information of the Corporation represented to him by an officer of the Corporation to be correct in all material respects, or upon the written advice of counsel to the Corporation,

     (b) Acting in good faith and with ordinary care, considered the assets of the Corporation to be at least of their book value, or

     (c) In determining whether the Corporation made adequate provision for payment, satisfaction or discharge of all its liabilities and obligations as provided in ss.11.053 of the TBOC, relied in good faith and with ordinary care upon financial statements of, or other information concerning, any person who was or became contractually obligated to pay, satisfy or discharge some or all of those liabilities or obligations; or

     b. For any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him in his capacity as a Director if, in the exercise of ordinary care, he acted in good faith and relied upon the written opinion of an attorney for the Corporation.

     9.2. Fiscal Year. The Fiscal Year of the Corporation shall be fixed by resolution of the Board of Directors. After such date is fixed, it may be changed for future fiscal years at any time by further resolution of the Board of Directors.

     9.3. Seal. The corporate seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

9.4.	Books and Records.

     a. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of the Shareholders, the Board of Directors, and each committee of the Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current Shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

     b. Any person who shall have been a Shareholder for at least six (6) months immediately preceding demand, or shall be the holder of at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, share transfer records, and to make extracts therefrom.

     9.5. Annual Statement. The Board of Directors shall present at each annual meeting of Shareholders a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet and income statement.

     9.6. Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     9.7. Amendment of Bylaws. As expressed in the Corporation's Certificate of Formation, the power to adopt, alter, amend or repeal the Bylaws of the Corporation shall be vested in the Board of Directors.

     9.8. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

     9.9. Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     9.10. Waiver of Notice. Whenever any notice is required to be given to any Shareholder or Director of the Corporation, a Waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     9.11. Gender. Words which import one gender shall be applied to any gender wherever appropriate and words which import the singular or plural shall be applied to either the plural or singular wherever appropriate.

     I, the undersigned, being the Secretary of Universal Power Group, Inc. do hereby certify the foregoing to be the Bylaws of said Corporation, as adopted by the Directors on October 25, 2006.

/s/ Mimi Tan

Mimi Tan, Secretary